UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2006

SVB FINANCIAL GROUP

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA	95054-1191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of July 10, 2006, the Board of Directors of SVB Financial Group (the “Company”) elected Ms. Kyung H. Yoon as a new director. Accordingly, the Board has fixed the number of authorized directors at eleven (11). It is anticipated that Ms. Yoon will serve on the Board’s Compensation Committee.

In addition, Ms. Yoon was elected to the Board of Directors of Silicon Valley Bank, a wholly-owned subsidiary of the Company (the “Bank”), effective as of July 10, 2006. It is anticipated that Ms. Yoon will serve on the Bank’s Directors’ Loan Committee.

The Company is in the process of determining whether there are any related party transactions between the Company and Ms. Yoon which are required to be disclosed in this current report. If the Company determines there are such transactions reportable hereunder, the Company will amend this current report accordingly.

A copy of the press release relating to the election of Ms. Yoon is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits

(d)                                      Exhibits

99.1     Press Release, dated as of July 11, 2006, announcing the election of Kyung H. Yoon as a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2006	SVB FINANCIAL GROUP

	By:	/s/ Mary Dent
	Name:	Mary Dent
	Title:	General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release, dated as of July 11, 2006, announcing the election of Kyung H. Yoon as a new director.